Exhibit(10)(iii)(A)(17.11)

AMENDMENT TO

CINCINNATI BELL MANAGEMENT PENSION PLAN

The Cincinnati Bell Management Pension Plan (the “Plan”) is hereby amended, effective as of January 1, 1997 and in order to clarify that the Plan’s restatement as of January 1, 1997 has not reduced plan benefits that were accrued immediately before such date and that are protected by Section 411(d)(6) of the Internal Revenue Code and in accordance with a request of the Internal Revenue Service made in connection with such organization’s review of the Plan as restated effective as of January 1, 1997, by adding a new Section 15.7 reading as follows to the end of Article 15 of the Plan (immediately after current Plan Section 15.6).

15.7 Preservation of Pre-January 1, 1997 Protected Benefits. This January 1, 1997 amendment and restatement of the Plan shall not, except to the extent permitted in regulations issued under Section 411(d)(6) of the Code, reduce or eliminate any benefit of a Participant that as of December 31, 1996 was protected under Code Section 411(d)(6), including the Participant’s Accrued Benefit as in effect as of December 31, 1996 or any early retirement benefit, retirement-type subsidy, or optional form of benefit provided that the Participant met or meets (either before, on, or after January 1, 1997) the December 31, 1996 conditions for such benefit or subsidy and to the extent such benefit or subsidy is solely based and calculated on the basis of the Participant’s Accrued Benefit, compensation, service, and/or other relevant factors determined as of the end of December 31, 1996.

IN ORDER TO EFFECT THE FOREGOING PLAN CHANGE, the Plan’s sponsor, Cincinnati Bell Inc., has caused its name to be subscribed to this Plan amendment.

CINCINNATI BELL INC.

By:	/s/ Christopher J. Wilson
Title:	V.P. General Counsel & Secretary
Date:

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